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                                    Exhibit G

                                   APPENDIX A
                                       TO
                             THE CUSTODIAN AGREEMENT
                                     BETWEEN
    NORTHWESTERN MUTUAL SERIES FUND, INC. ON BEHALF OF EACH OF THE SERIES OF
         STOCK (THE "FUNDS") LISTED ON THIS APPENDIX A TO THE CUSTODIAN
                                    AGREEMENT
                                       and
                          BROWN BROTHERS HARRIMAN & CO.
                               Dated as of 5/1/03

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of 3/31/97 "the Agreement":

                        AGGRESSIVE GROWTH STOCK PORTFOLIO

                           ASSET ALLOCATION PORTFOLIO

                               BALANCED PORTFOLIO

                   CAPITAL GUARDIAN DOMESTIC EQUITY PORTFOLIO

                             GROWTH STOCK PORTFOLIO

                            HIGH YIELD BOND PORTFOLIO

                         INTERNATIONAL GROWTH PORTFOLIO

                              SELECT BOND PORTFOLIO

                     T ROWE PRICE SMALL CAP VALUE PORTFOLIO

                FRANKLIN TEMPLETON INTERNATIONAL EQUITY PORTFOLIO

                    ALLIANCEBERNSTEIN MIDCAP VALUE PORTFOLIO

                      JANUS CAPITAL APPRECIATION PORTFOLIO

                      T. ROWE PRICE EQUITY INCOME PORTFOLIO

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IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX A to be executed in its name and on behalf of each such Fund/Portfolio.


NORTHWESTERN MUTUAL                          BROWN BROTHERS HARRIMAN
SERIES FUND, INC. ON BEHALF OF               & CO.
EACH OF THE SERIES OF STOCK
(THE "FUNDS") LISTED ON THIS
APPENDIX A TO THE
CUSTODIAN AGREEMENT


BY:                                          BY:
  -------------------------------               --------------------------------
NAME:                                             NAME:
TITLE:                                            TITLE: